UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) August 28, 2007

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

2802 Flintrock Trace, Suite 252, Austin, TX                78738
-------------------------------------------              ----------
(Address of principal executive offices)                 (Zip Code)

                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2007, Mr. Conrad Humbke has resigned as a member of our Board. Mr. Humbke will be replaced by Mr. Stanley Hirschman as an independent Director. Mr. Hirschman will be joined by Mr. Owen Naccarato and Mr. David Lieberman as independent Directors bringing the total Board members to 5.

Stanley A. Hirschman

Stan Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and retail operations consulting firm. He is an investment due diligence specialist and also works regularly with public companies that are dealing with the difficulties of the balance between increased regulatory requirements and reasonable corporate governance. He is Chairman of the Board of Bravo! Brands Inc., an independent director of Dalrada Financial Corporation and Axion Power International and former chairman of Mustang Software, Inc. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.

His client list has included Imaging Diagnostic Systems, Cingular, Northern Telecom (Nortel), Datametrics, Earthlink and Retail Highway. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996. He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic.

Stan is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation

David Lieberman

David Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Previously, Mr. Lieberman was the President of Lieberman Associates from 2000 to 2003 where he acted as the Chief Financial Officer for various public and non-public companies located in NV and CA. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972.

Owen M. Naccarato

Owen M. Naccarato, Esq., CPA and MBA has for the last ten years been a practicing attorney specializing in corporate and securities law. Prior to practicing law, Mr. Naccarato held various high level financial and operating positions with fortune 50 firms. Mr. Naccarato is a member of the American Bar Association, the California State Bar Association, the Orange County and the Los Angeles County Bar Associations and their respective corporate law sections. In addition to having a JD in law, Mr. Naccarato earned a BS in Accounting from Northern Illinois University, an MBA from DePaul University (Chicago) and is a certified public accountant, having articulated in the State of Illinois.

The company has also formalized the Corporate Governance of the company and adopted the following charters:

1.   Corporate Governance Principles
2.   Audit Committee Charter
3.   Code of Business Conduct
4.   Compensation and Human Resources Committee Charter
5.   Corporate Governance and Nominating Committee Charter

The   Company   has   additionally   formed  an  independent  Audit  Committee,
Compensation Committee and a Corporate Governance and Nominating committee, these Committees will be managed by the following:

Audit Committee
Owen M. Naccarato
David Lieberman
Stanley A. Hirschman

Compensation Committee
Owen M. Naccarato
David Lieberman

Corporate Governance and Nominating Committee
Owen M. Naccarato
Stanley A. Hirschman

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

             Not applicable.

     (c) Exhibits

Exhibit Number      Description

99.1 Resignation Letter (Conrad Humbke)
99.2 Corporate Governance Principles
99.3 Audit Committee Charter
99.4 Code of Business Conduct
99.5 Compensation and Human Resources Committee Charter
99.6 Corporate Governance and Nominating Committee Charter

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          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer